UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 12, 2010
Date of Report (Date of earliest event reported)

THE GYMBOREE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Howard Street, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

(415) 278-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On July 12, 2010, the Company completed the repurchase of $100 million of the Company’s outstanding common stock (approximately 2,289,000 shares) under its share repurchase program authorized by the Board of Directors in June 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Dated: July 15, 2010	By:	/s/ JEFFREY P. HARRIS
Name: Jeffrey P. Harris
Title: Chief Financial Officer